U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): March 6, 2003

                        Commission File Number: 000-28251

                             US DATA AUTHORITY, INC.

                              a Florida corporation

                (IRS Employer Identification Number: 65-0693150)

                          2655 LeJeune Road, Suite 700
                             Coral Gables, FL 33134

                 Securities Registered Pursuant to Section 12(g)
                     of the Securities Exchange Act of 1934:

                     Common Stock, Par Value $.02 per share

ITEM 5. OTHER EVENTS.

US Data announced on March 6, 2003 its Board of Director's approval of the Company's execution of a pre-acquisition agreement with Zona Technologica y Telecomunicacions, S.A. ("ZTT") pursuant to which the Company would: (i) purchase at least 80% of the outstanding common shares of ZTT in consideration for issuing to the shareholders of ZTT an aggregate of up to 3,000,000 shares of preferred stock of the Company and tendering $1.7 million in cash to ZTT, (ii) fund the $6 million needed to complete the retrofitting of the ZTT Panama facility, and (iii) assume certain liabilities of ZTT and issue up to 24 million shares of common stock of the Company, in consideration for the renegotiation of the terms of the outstanding debt obligations of ZTT. The consummation of the transactions are subject to the approval of the shareholders of the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US DATA AUTHORITY, INC.

Date: March 6, 2003                    By: /s/ Dominick F. Maggio
                                           --------------------------
                                           Dominick F. Maggio
                                           President and Chief Executive Officer

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release by US Data Authority, Inc. dated March 6, 2003, relating to the Company's announcement of its Board of Director's approval of the Company's execution of a pre-acquisition agreement with Zona Technologica y
Telecomunicaciones, S.A., referred to in Item 5 above.